Form N-SAR
Attachment for Item #77C
Matters Submitted to a Vote of Security Holders

MAINSTAY FUNDS TRUST
811-22321
For Period Ended 10/31/17

MainStay Absolute Return Multi-Strategy Fund
MainStay Tax Advantaged Short Term Bond Fund the Funds


(a)	The date of the meeting and whether it was an
annual or special meeting;
Pursuant to notice, a special meeting of shareholders
(Special Meeting) of the Funds, each a series of MainStay Funds Trust (Trust), was held at the offices of New York Life Investment Management,
Inc. (New York Life Investments), 51 Madison
Avenue, New York, New York 10010 on October
23, 2017 at 11:00 a.m.

(b)	If the meeting involved the election of trustees,
state the name of each trustee elected at the
meeting and the names of all other trustees now in
office;
David H. Chow
Yie-Hsin Hung
Susan B. Kerley
Alan R. Latshaw
Peter Meenan
Richard H. Nolan, Jr.
Jacques P. Perold
Richard S. Trutanic
(c)	Describe each matter voted upon at the meeting
and state the number of affirmative votes and the
number of negative votes cast with respect to each
matter;
1.	To elect eight Trustees to the Board of Trustees of
the Trust; and
2.	To approve amendments of the fundamental
investment restrictions for MainStay Tax
Advantaged Short Term Bond Fund.

The above proposals were discussed in detail in the proxy statement. No other business came before the Special Meeting.

Proposal 1 was passed by the shareholders, as confirmed by the Inspector of Elections.
Shareholders did not approve Proposal 2.

The following is a summary of how the votes on the proposal presented before the Special Meeting held on October 23, 2017 were cast. There were no votes cast in person at the Special Meeting.

Yie-Hsin Hung:
Votes For
Votes
Withheld
Total
1,395,315,558.515
20,770,500.840
1,416,086,059.355

David H. Chow:
Votes For
Votes
Withheld
Total
1,397,917,470.765
18,168,588.590
1,416,086,059.355

Susan B. Kerley:
Votes For
Votes
Withheld
Total
1,396,818,692.317
19,267,367.038
1,416,086,059.355

Alan R. Latshaw:
Votes For
Votes
Withheld
Total
1,396,373,783.248
19,712,276.107
1,416,086,059.355

Peter Meenan:
Votes For
Votes
Withheld
Total
1,395,471,167.907
20,614,891.448
1,416,086,059.355

Richard H. Nolan, Jr.:
Votes For
Votes
Withheld
Total
1,395,958,365.396
20,127,693.959
1,416,086,059.355

Jacques P. Perold:
Votes For
Votes
Withheld
Total
1,396,793,762.076
19,292,297.279
1,416,086,059.355

Richard S. Trutanic:
Votes For
Votes Withheld
Total
1,396,080,652.375
20,005,406.980
1,416,086,059.355


MainStay Tax Advantaged Short Term Bond Fund only:

Results for Proposal 2 are as follows:
Proposal 2: - To approve amendments of the fundamental investment restrictions:

Proposal 2.A - Borrowing:








Votes
For

Votes
Against

Abstentions

Broker Non-
Votes
14,539,133.453

224,377.740

360,311.225

8,075,530.075



Proposal 2.B - Senior Securities:








Votes
For

Votes
Against

Abstentions

Broker Non-
Votes
14,597,512.229

199,775.198

326,534.991

8,075,530.075

Proposal 2.C - Underwriting Securities:








Votes
For

Votes
Against

Abstentions

Broker Non-
Votes
12,296,986.655

2,463,137.547

363,698.216

8,075,530.075

 Proposal 2.D - Real Estate:








Votes
For

Votes
Against

Abstentions

Broker Non-
Votes
14,594,601.232

211,683.794

317,537.392

8,075,530.075

Proposal 2.E - Commodities:








Votes
For

Votes
Against

Abstentions

Broker Non-
Votes
12,290,974.233

2,455,684.716

377,163.469

8,075,530.075

Proposal 2.F - Making Loans:








Votes
For

Votes
Against

Abstentions

Broker Non-
Votes
14,494,844.596

302,665.724

326,312.098

8,075,530.075

Proposal 2.G - Concentration of Investments:








Votes
For

Votes
Against

Abstentions

Broker Non-
Votes
14,595,365.428

209,179.318

319,277.672

8,075,530.075

Proposal 2.H - Diversification:








Votes
For

Votes
Against

Abstentions

Broker Non-
Votes
14,553,893.691

250,235.236

319,693.491

8,075,530.075